APOLLO GOLD CORPORATION

Up to 20,000,000 Units,
each Unit consisting of
One Share of Common Stock and One-Half Common Stock Purchase Warrant

AGENCY AGREEMENT

October 30, 2006

AGENCY AGREEMENT

October 30, 2006

Shoreline Pacific, LLC
655 Montgomery Street
San Francisco, CA 94111

as Agent

Ladies and Gentlemen:

Apollo Gold Corporation, a corporation incorporated under the laws of the Yukon Territory, Canada (the “Company”), proposes, upon the terms and subject to the conditions set forth in this Agreement (together with the exhibits attached hereto, this “Agreement”), to offer for sale (the “Offering”) up to 20,000,000 units (individually, a “Unit” and, collectively, the “Units”), each Unit consisting of one share (each, a “Share” and, collectively, the “Shares”) of the Company’s common stock, no par value per share (the “Common Stock”), and a warrant, with a three year term, to purchase one Share of the Common Stock (the “Warrant Shares”) at an exercise price of $0.50 per share (each, a “Warrant” and, collectively, the “Warrants”). In connection with the Offering, the Company desires to engage Shoreline Pacific, LLC as its exclusive agent (the “Agent”), upon the terms and subject to the conditions set forth in this Agreement and the Engagement Letter (as defined below). The Units and the Offering are described in the Prospectus that is referred to below.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement under the Act on Form S-3 (File No. 333-119198) filed with the Commission on September 22, 2004 (such registration statement as amended or supplemented (including the prospectus dated October 5, 2004 and the prospectus supplement dated on or about November 1, 2006, but excluding any supplements relating to offerings of securities other than the Offering) from time to time, the “registration statement”). The registration statement has been declared by the Commission to be effective under the Act. The Company will file with the Commission pursuant to Rule 424(b) under the Act a final prospectus supplement to the Base Prospectus (as defined below), describing the Units and the Offering, in such form as has been provided to, discussed with, and approved, by the Agent.

The term “Registration Statement” as used in this Agreement means the registration statement, at the time it became effective and as supplemented (other than supplements relating to offerings of securities other than the Offering) or amended, including (i) all financial schedules and exhibits thereto, and (ii) all documents incorporated by reference or deemed to be incorporated by reference therein, which schedules, exhibits and documents have been filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (“EDGAR”). The term “Base Prospectus” as used in this Agreement means the base prospectus filed with the Commission under Rule 424(b)(2) on September 22, 2004 for use in connection with the offer and/or sale of the Units pursuant to this Agreement. “Preliminary Prospectus Supplement” shall mean any preliminary prospectus supplement to the Base Prospectus that describes the Units and the Offering and is used prior to filing of the Prospectus Supplement, together with the Base Prospectus. The term “Prospectus Supplement” as used in this Agreement means any final prospectus supplement specifically relating to the Units, in the form filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Act. The term “Prospectus” as used in this Agreement means the Base Prospectus as supplemented by the Prospectus Supplement except that if such Base Prospectus is amended or supplemented (other than supplements relating to offerings of securities other than the Offering) on or prior to the date on which the Prospectus Supplement was first filed pursuant to Rule 424, the term “Prospectus” shall refer to the Base Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement. Any reference herein to the registration statement, the Registration Statement, the Base Prospectus, any Preliminary Prospectus Supplement, any Prospectus Supplement or the Prospectus shall be deemed to refer to and include (i) the documents incorporated by reference therein pursuant to Form S-3 (the “Incorporated Documents”) and (ii) the copy of the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or the Incorporated Documents filed with the Commission pursuant to EDGAR. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) after the effective date of the Registration Statement, or the date of the Base Prospectus, the Preliminary Prospectus Supplement or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. As used herein, “business day” shall mean a day on which the American Stock Exchange is open for trading.

The Company hereby confirms its agreement with the Agent as follows:

1.  Agreement to Act as Agent. Upon the basis of the representations and warranties of the Company and subject to the terms and conditions set forth in this Agreement and in the letter agreement dated September 15, 2006 between the Company and the Agent (the “Engagement Letter”), the Company engages the Agent to act as its exclusive agent, on a reasonable “best efforts” basis, in connection with the offer and sale by the Company of the Units. As compensation for services rendered, at the time of purchase (as defined below), the Company shall pay to the Agent a fee (to be paid in the manner described below) of: (i) cash equal to 7.0% of the gross proceeds received by the Company from the sale of the Units in the Offering (exclusive of any potential proceeds from the exercise of the Warrants); (ii) Warrants for the purchase of a number of shares of Common Stock equal to 7% of the number of Shares issued and sold in the Offering exercisable at a price equal to the greater of (i) 150% of the per Unit purchase price or (ii) the exercise price of the warrants issued to investors in the Offering; and (iii) a non-accountable expense allowance of $25,000, provided, that if the Offering does not close, then the Agent shall only be entitled to its actual, accountable expenses up to a maximum of $25,000. The Units are being offered and sold at a price of $0.30 per Unit.

This Agreement shall not give rise to any commitment by the Agent or any of its affiliates to underwrite or purchase any of the Units or otherwise provide any financing. Subscription for the Units shall be evidenced by, and the sale of such Units shall be made pursuant to, purchase agreements in substantially the form included as Exhibit A hereto duly executed by each purchaser of the Units and the Company (the “Purchase Agreements”). Persons who agree to purchase the Units pursuant to the Purchase Agreements that are accepted by the Company are hereinafter referred to as the “Purchasers.”

2.  Payment and Delivery. Subject to the terms and conditions hereof and of the Purchase Agreements, payment of the purchase price for, and delivery of certificates for, the shares of Common Stock and Warrants that comprise the Units for which the Company has received Purchase Agreements acceptable to the Company shall be made at the office of Feldman Weinstein & Smith LLP, 420 Lexington Avenue, Suite 2620, New York, NY 10170 (or at such other place as shall be agreed upon by the Agent and the Company), at 10:00 a.m., New York City time, on or about November 15, 2006 (unless another time shall be agreed to by the Agent and the Company). The time at which such payment and delivery are made is hereinafter sometimes called “the time of purchase” and the date upon which the time of purchase occurs is hereinafter sometimes called the “Closing Date.” Subject to the terms and conditions hereof and of the Purchase Agreements, payment of the purchase price for the Units purchased by a Purchaser shall be made to the Company in the manner described below against delivery of certificates for shares of Common Stock and Warrants that comprise the Units, for subsequent delivery to such Purchaser, and such Shares and Warrants shall be registered in such name or names and shall be in such denominations, as the Purchaser thereof may request at least one business day before the time of purchase.

The Agent agrees to hold the purchase price delivered to it by persons who agree to purchase the Units in escrow with Signature Bank, a New York State chartered bank (“Signature”) as contemplated by the form of Escrow Agreement included as Exhibit C hereto. The Agent will transmit any investor funds received by it to Signature by noon of the business day following the date of any such receipt. Signature will, from time to time upon request of the Company, confirm to the Company the aggregate amount of funds delivered to it in escrow by persons who have executed and delivered a Purchase Agreement. Subject to the terms and conditions hereof and of the Purchase Agreements, at the time of purchase Signature shall deliver to the Company by Federal Funds wire transfer of same day funds the purchase price for any such Units payable to the Company that has been deposited in the escrow account by the Purchasers, reduced by the amount of the fee payable to the Agent hereunder and the Agent’s bona fide estimate of the amount of expense reimbursement to which they are entitled hereunder (up to a maximum amount of $75,000, as specified in the Engagement Letter consisting of a non-accountable expense allowance of $25,000 and reimbursable legal expenses of up to $50,000), against delivery of such Units to the Purchasers as described above. Signature shall concurrently deliver to the Agent by Federal Funds wire transfer of same day funds the fee payable to the Agent hereunder and the Agent’s bona fide estimate of the amount of expense reimbursement to which the Agent is entitled hereunder. As soon as practicable after the Closing Date, the Agent will submit to the Company their final legal expense reimbursement invoices (up to a maximum amount of $50,000, as specified in the Engagement Letter) and the Company and/or Signature, as appropriate, will make the necessary reconciling payment(s).

Deliveries of the documents described in Section 5 hereof with respect to the purchase of the Units shall be made at the offices of Feldman Weinstein & Smith LLP in New York City at 10:00 a.m., New York City time, on the Closing Date.

3.  Representations and Warranties of the Company. The Company represents and warrants to the Agent that, except as set forth in the Registration Statement or the Prospectus (including the Incorporated Documents):

(a)  the Registration Statement was declared effective under the Act on October 5, 2004; no stop order of the Commission preventing or suspending the use of the Base Prospectus, the Preliminary Prospectus Supplement, the Prospectus Supplement or the Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are threatened by the Commission; the Company is eligible to use Form S-3 for the Offering; such Registration Statement at the date of this Agreement meets, and the Offering complies with, the requirements of Rule 415 under the Act. The Registration Statement complied when it became effective, complies, and will comply at the time of purchase, and the Prospectus conformed as of its date, conforms, and will conform at the time of purchase, in each case in all material respects with the requirements of the Act; any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; there are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that have not been filed as required pursuant to the Act or will not be filed within the requisite time period; and the Registration Statement did not at the time of effectiveness, does not and will not at the time of purchase contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus did not as of its date, does not and will not at the time of purchase contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning the Agent and furnished in writing by or on behalf of the Agent to the Company expressly for use in the Registration Statement or the Prospectus; the Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Units other than the Registration Statement, the then most recent Preliminary Prospectus Supplement or Prospectus Supplement, as applicable, the Base Prospectus and the Prospectus; the Company has timely filed all reports required of it to be filed pursuant to the Act and the Exchange Act and has filed all such reports in the manner prescribed thereby; the Incorporated Documents, when they were filed with the Commission (or, to the extent such documents were amended, as amended), conformed in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and none of such documents, when they were filed with the Commission (or, to the extent such documents were amended, as amended), contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Base Prospectus or Prospectus Supplement, when such documents are filed with the Commission, will comply in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(b)  as of the date of the Prospectus Supplement, the Company has, and as of the time of purchase the Company shall have, an authorized capitalization as set forth in the Prospectus Supplement under the caption “Description of Securities”; all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

(c)  as of October 30, 2006 (and including the 2,222,221 common shares and related warrants issued on October 30, 2006 in connection with an offering conducted in Canada by Regent Mercantile Bancorp Inc. and Limited Market Dealer Inc.), there were 125,544,104 shares of Common Stock outstanding and the Company had reserved an aggregate of 42,332,545 shares of Common Stock for issuance upon exercise of outstanding convertible indebtedness, stock options and warrants, including the Warrants, in each case as described in the Prospectus; the Company has not issued any securities other than Common Stock of the Company pursuant to the exercise of previously outstanding options in connection with the Company's employee stock purchase and option plans (the “Plans”), options granted pursuant to the Plans in the ordinary course of business consistent with past practice and Common Stock issued pursuant to the exercise of previously outstanding warrants, in each case as disclosed in the Prospectus (or the Inorporated Documents); there are no authorized or outstanding options, warrants, preemptive rights, resale rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock or other securities of the Company other than pursuant to the Purchase Agreements, this Agreement and those described in the Prospectus (or the Incorporated Documents); the description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options, warrants or other rights granted thereunder, set forth in the Registration Statement and the Prospectus (and the Incorporated Documents) accurately and fairly presents the information required by the Act to be disclosed therein with respect to such plans, arrangements, options and rights;

(d)  the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Yukon Territory, Canada, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Units (including the Shares, the Warrants and the Warrant Shares) as contemplated herein; no governmental proceeding has been instituted in the Yukon Territory, Canada, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority;

(e)  the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, operations or results of operation of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a “Material Adverse Effect”); no governmental proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such qualification, except for such proceedings as would not, individually or in the aggregate, have a Material Adverse Effect.

(f)  The Company has no direct or indirect subsidiaries (as defined in the Act) other than (i) Apollo Gold, Inc., a Delaware corporation, (ii) Minera Sol de Oro S.A. de C.V., a Mexican federal corporation, (iii) Montana Tunnels Mining, Inc., a Delaware corporation, (iv) Mine Development Finance, Inc., a Delaware corporation, and (v) Minas de Argonautas, S. de R.L. de C.V., a Mexican federal limited partnership (each, a “Subsidiary” and, collectively, the “Subsidiaries”); except as disclosed in the Registration Statement or the Prospectus (or the Incorporated Documents), the Company owns approximately 100% of the issued and outstanding capital stock of each Subsidiary; other than Montana Tunnels Mining, Inc., no Subsidiary is a “significant subsidiary” within the meaning of rule 1-02(w) of Regulation S-X; other than the capital stock of each Subsidiary and except as disclosed in the Registration Statement or the Prospectus (or the Incorporated Documents), the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the certificate of incorporation and the bylaws of the Company and each Subsidiary and all amendments thereto have been made available to the Agent, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date; each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement or the Prospectus; each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification, except for any such proceedings as would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock of each Subsidiary held by the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company (or a wholly owned subsidiary of the Company) subject to no security interest, other encumbrance or adverse claims except as disclosed in the Registration Statement or the Prospectus, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in a Subsidiary are outstanding except as disclosed in the Registration Statement or the Prospectus (or the Incorporated Documents);

(g)  the Shares, the Warrants and the Warrant Shares have been duly and validly authorized by the Company and, when the Shares, the Warrants and the Warrant Shares are issued and delivered against payment therefor as provided herein and in the Warrant, each of them will be duly and validly issued, fully paid and non-assessable and will not be issued in violation of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights, and the Company has reserved a sufficient number of shares of Common Stock for issuance of the Warrant Shares;

(h)  the capital stock and other equity securities of the Company conform in all material respects to the description thereof contained in the Registration Statement or the Prospectus, the certificates for the Shares and the Warrants comprising the Units, and the certificates for the Warrant Shares are in due and proper form and the holders of the Shares and the Warrant will not be subject to personal liability for the obligations of the Company under the corporate law of the Yukon Territory, Canada, by reason of being such holders;

(i)  this Agreement has been duly authorized, executed and delivered by the Company;

(j)  except as disclosed in the Registration Statement or the Prospectus, neither the Company nor the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its respective certificate of incorporation or bylaws, (ii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or the Subsidiaries or over their respective properties, or (iii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or the Subsidiaries is a party or by which either of them or any of their properties is bound, except in the case of clause (ii) and (iii) above where such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect;

(k)  the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the sale of the Units and the issuance of the Shares, the Warrants and the Warrant Shares, will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) the certificate of incorporation or bylaws of the Company or of the Subsidiaries, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or the Subsidiaries is a party or by which either of them or any of their respective properties is bound, or (iii) any federal, state, local or foreign statute, law, regulation or rule or any decree, judgment or order applicable to the Company or the Subsidiaries or any of their respect properties, except in the case of clause (ii) and (iii) above where such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect;

(l)  the Common Stock is registered under the Exchange Act and the outstanding shares of Common Stock are listed on the American Stock Exchange (“AMEX”) and the Toronto Stock Exchange (the “TSX” and, together with AMEX, the “Exchanges”) and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from AMEX, nor has the Company received any information suggesting that the Commission or AMEX is contemplating terminating or suspending such registration or listing; all of the Shares and Warrant Shares were described in a Listing of Additional Shares application filed with AMEX October ___, 2006; and the Company has complied with the requirements of Rule 110 of the AMEX rules in connection with the Offering;

(m)  no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or of or with AMEX, or approval of the stockholders of the Company, is required in connection with the sale of the Units and the issuance of the Shares, the Warrants and the Warrant Shares or the consummation by the Company of the transactions contemplated hereby other than registration under the Act of the offer and sale of the Units and filings with the Exchanges, each of which has been effected or will be effected prior to the time of purchase, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered;

(n)  except as disclosed in the Registration Statement or the Prospectus (or the Incorporated Documents), (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, and (ii) except as provided herein or in the Engagement Letter, no person has the right to act as an underwriter, placement agent or financial advisor to the Company in connection with the offer and sale of the Units or the underlying Shares and Warrants, in the case of each of the foregoing clauses (i) and (ii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Units as contemplated thereby or otherwise; except as disclosed in the Registration Statement or the Prospectus (or the Incorporated Documents), no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other securities of the Company, or to include any such shares or interests in the Registration Statement or the Offering, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Units or the underlying Shares and Warrants as contemplated thereby or otherwise;

(o)  the Company or its Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, in order to conduct its respective business as currently conducted and has conducted such business in accordance with such laws, regulations and rules, except where the failure to have such licenses, authorizations, consents and approvals or the failure to conduct business in accordance with such laws, rules and regulations would not, individually or in the aggregate, have a Material Adverse Effect; the Company is not in violation of, or in default under, nor has it received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(p)  all legal or governmental proceedings, affiliate transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

(q)  except as disclosed in the Registration Statement or the Prospectus (or the Incorporated Documents), there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened to which the Company or the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or prevent consummation of the transactions contemplated hereby;

(r)  Deloitte & Touche LLP, whose reports on the consolidated financial statements of the Company are filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants as required by the Act and the Exchange Act;

(s)  the consolidated financial statements included in the Registration Statement or the Prospectus, together with the related notes and schedules thereto, present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified and comply in all material respects with the requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved except as set forth in the notes thereto and subject, in the case of unaudited financial statements, to normal year-end adjustments, which the Company does not reasonably expect to be of an amount that would be material to the Company sand the Subsidiaries taken as a whole; any pro forma financial statements or data included in the Registration Statement or the Prospectus comply with the requirements of Regulation S-X of the Act, the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the supporting exhibits and schedules in the Registration Statement, if any, present fairly in all material respects the information required to be stated therein; the other financial and statistical data set forth in the Registration Statement or the Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) or supporting schedules or exhibits that are required to be included in the Registration Statement or the Prospectus that are not included as required; and the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement or the Prospectus;

(t)  except as set forth in the Registration Statement or the Prospectus (including the Incorporated Documents), subsequent to the respective dates as of which information is given in the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition, operations or results of operation of the Company or the Subsidiaries taken as whole, (ii) any transaction which is material to the Company or the Subsidiaries, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or the Subsidiaries, which is material to the Company or the Subsidiaries taken as a whole, (iv) any change in the capital stock (other than pursuant to the exercise or conversion of outstanding stock options or warrants described in the Prospectus) or any material change in the outstanding indebtedness of the Company or the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on any class of capital stock of the Company or the Subsidiaries;

(u)  neither the Company nor the Subsidiaries is nor, after giving effect to the Offering as described in the Prospectus, will either of them be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended;

(v)  the Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA; “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member; no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates; no “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA); neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under: (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan”; or (ii) Sections 412, 4971, 4975 or 4980B of the Code; each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification;

(w)  except as disclosed in the Registration Statement or the Prospectus, the Company or its Subsidiaries has good and marketable title to all real property described in the Registration Statement or in the Prospectus as being owned by the Company, free and clear of all liens, claims, security interests or other encumbrances (other than Permitted Encumbrances), except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect; all the property (real and personal) described in the Registration Statement or the Prospectus as being held under lease by the Company is held thereby under valid, subsisting and enforceable leases, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect. The Company or the Subsidiaries own record title to those unpatented mining claims and millsites owned by them that are material to the business of the Company and the Subsidiaries (collectively, “Mining Claims”), except where the failure to have record title would would not have a Material Adverse Effect and subject to the paramount title of the United States and the rights of third parties to use the surface of those Mining Claims pursuant to applicable federal, state and local laws, rules and regulations, free and clear of any encumbrances arising by, through or under them, other than Permitted Encumbrances. With respect to such Mining Claims located by the Company or any Subsidiary: (i) location notices or certificates for those Mining Claims were properly recorded and filed with appropriate governmental agencies; (ii) required assessment work which was performed in accordance with industry standards and which was reasonably sufficient to hold those Mining Claims has been performed and all claim maintenance fees have been timely paid as required by law in order to maintain those Mining Claims through the current assessment year; and (iii) all affidavits of assessment work, evidence of payment of claim maintenance fees, and other filings required to maintain those Mining Claims in good standing through the current assessment year have been properly and timely recorded or filed with appropriate governmental agencies. With respect to any such Mining Claims not located by the Company or any Subsidiary, from and after the date of their acquisition by the Company or any of the Subsidiaries, (i) required assessment work which was performed in accordance with industry standards and which was reasonably sufficient to hold those Mining Claims has been performed and all claim maintenance fees have been timely paid as required in order to maintain those Mining Claims through the current assessment year; and (ii) all affidavits of assessment work, evidence of payment of claim maintenance fees, and other filings required to maintain those Mining Claims in good standing through the current assessment year have been properly and timely recorded or filed with appropriate governmental agencies. The Company and the Subsidiaries do not make and hereby expressly disclaim any representation or warranty as to (i) whether any of those Mining Claims contains a discovery of valuable minerals, (ii) the absence of any patented or unpatented mining claims in conflict with those Mining Claims, (iii) whether or not any of those Mining Claims comprise a contiguous group of claims or are free from interior gaps or fractions, (iv) whether or not the Company, any of the Subsidiaries, or its predecessors-in-title established or maintained pedis possessio rights with respect to any of those Mining Claims, (v) what rights the Company or any of the Subsidiaries has to use the surface of any of those Mining Claims for any purpose; or (vi) otherwise as to the validity of any of the Mining Claims or the use of the same (except as specifically set forth above). Further, the Company and the Subsidiaries make no and expressly disclaim any representation or warranty with respect to priority, status, nature of permitted beneficial use or abandonment of any water rights, whether held by the Company or any of the Subsidiaries of record, or in which the Company or any of the Subsidiaries has a beneficial or other interest. “Permitted Encumbrances” means (i) liens or other encumbrances for Taxes and other governmental charges and assessments (except assessments for public improvements levied, pending or deferred against real property) that are not yet due and payable or which are being contested in good faith by appropriate proceedings (provided required payments have been made in connection with any such contest), (ii) liens or other encumbrances of carriers, warehousemen, mechanics’ and materialmen and other like encumbrances, including purchase money security interests, arising in the ordinary course of business of the Company or any of the Subsidiaries, (iii) survey exceptions, easements, rights of way and restrictions, zoning ordinances and restrictions or other limitations imposed by any Governmental Entity and other similar liens or encumbrances affecting real property and which do not unreasonably restrict the use thereof in the ordinary course of business of the Company or any of the Subsidiaries, (iv) statutory liens in favor of lessors arising in connection with any real or personal property leased to the Company or any of its Subsidiaries, (v) liens or other encumbrances recorded as liabilities on any of the financial statements contained in the Company’s Incorporated Documents, (vi) reservations in federal patents, (vii) liens of pledges or deposits under workers’ compensation laws or similar legislation, unemployment insurance or other types of social security, (viii) rights reserved to or vested in any Governmental Entity to control or regulate any interest in any real or personal property owned or held by the Company or any of the Subsidiaries as imposed by applicable federal, provincial, state or local laws, rules or regulations, (ix) liens or other encumbrances that are a matter of public record, and (x) such other liens or encumbrances on any asset that are not material in amount or do not materially detract from the value of or materially impair the existing use of such asset. “Governmental Entity” means any federal, state, local, provincial, international or multinational entity or authority exercising executive, legislative, judicial, regulatory, administrative or taxing functions of or pertaining to government. “Taxes” means all taxes, charges, fees, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, social security, unemployment, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, including all interest and penalties thereon, and additions to tax or additional amounts imposed by any Governmental Entity upon the Company or any of the Subsidiaries or any of their respective assets.

(x)  except as disclosed in the Registration Statement or the Prospectus, the Company or its Subsidiaries owns, or has obtained licenses for, or has other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights, trade secrets and other proprietary information described in the Registration Statement or the Prospectus as being owned or licensed by the Company or its Subsidiaries, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect; the expiration of any registered patents, trademarks, service marks or copyrights owned by the Company or its Subsidiaries would not result in a Material Adverse Effect that is not otherwise specifically disclosed in the Base Prospectus and Prospectus Supplement; except as disclosed in the Registration Statement or the Prospectus, there are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any material intellectual property owned by the Company or its Subsidiaries; to the knowledge of the Company, there is no infringement by third parties of any material intellectual property owned by the Company; there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any material intellectual property or challenging the validity or scope of any material intellectual property owned by the Company; except as disclosed in the Registration Statement or the Prospectus, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others; except as disclosed in the Registration Statement or the Prospectus, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any patent or patent application owned by the Company; and to the knowledge of the Company, there is no prior art that could reasonably be expected to render any patent application owned by the Company unpatentable that has not been disclosed to the U.S. Patent and Trademark Office.

(y)  except as disclosed in the Registration Statement or the Prospectus (or the Incorporated Documents), the Company is not engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect and except as disclosed in the Registration Statement or the Prospectus (or the Incorporated Documents), (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company and (C) no union representation dispute currently existing concerning the employees of the Company, and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the ERISA concerning the employees of the Company;

(z)  except as disclosed in the Registration Statement or the Prospectus (or the Incorporated Documents), the Company and its properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Registration Statement or the Prospectus (or the Incorporated Documents), there are no past or present conditions, circumstances, activities, practices, actions, omissions or plans that would reasonably be expected to give rise to any material costs or liabilities to the Company under, or to interfere with or prevent compliance by the Company with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect and except as disclosed in the Registration Statement or the Prospectus (or the Incorporated Documents), the Company (i) is not the subject of any investigation, (ii) has not received any notice or claim, (iii) is not a party to or affected by any pending or threatened action, suit or proceeding, (iv) is not bound by any judgment, decree or order and (v) has not entered into any agreement, in each case relating to any violation or alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below); no property which is owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the U.S. Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss. 9601, et seq.), or otherwise designated as a contaminated site under applicable federal, state or local law; in the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(aa)  all Tax returns required to be filed by the Company and the Subsidiaries have been filed, and all Taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to Tax or penalties shown as due thereon from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided, except as would not, individually or in the aggregate, have a Material Adverse Effect;

(bb)  the Company maintains insurance policies covering its properties, operations, personnel and businesses with recognized, financially sound and reputable institutions in such amounts and with such deductibles and covering such risks as are prudent and customary in the business in which it is engaged; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase except as would not, individually or in the aggregate, have a Material Adverse Effect; the Company has no reason to believe that it will not be able: (i) to renew its existing insurance coverage as and when such policies expire to the extent such coverage is available on commercially reasonable terms; or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect; the Company has not been denied any insurance coverage that it has sought or for which it has applied;

(cc)  neither the Company nor the Subsidiaries has sustained since the date of the last audited financial statements in the Registration Statement or the Prospectus any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree except as disclosed in the Registration Statement or the Prospectus (or the Incorporated Documents) or as would not, individually or in the aggregate, have a Material Adverse Effect;

(dd)  each agreement described in or filed as an exhibit to the Registration Statement or the Prospectus is in full force and effect and is valid and enforceable by the Company in accordance with its terms, except for such agreements that have terminated in accordance with their terms and except for such as would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor, to the Company's knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred that with notice or lapse of time or both would constitute such a default, in any such case where such default or event would have a Material Adverse Effect; except as disclosed in the Registration Statement or the Prospectus (or the Incorporated Documents) and except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company has not sent or received any written communication regarding termination of any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement;

(ee)  except as disclosed in the Registration Statement or the Prospectus (or the Incorporated Documents), each of the Company and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(ff)  except as disclosed in the Registration Statement and the Prospectus (or the Incorporated Documents), each of the Company and the Subsidiaries has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) as required by and in compliance in all material respects with the Exchange Act; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company and the Subsidiaries have made all certifications required by the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the Commission as currently in effect (the “Sarbanes-Oxley Act”), and the statements contained in any such certification are complete and correct in all material respects; there is and has been no failure on the part of the Company or the Subsidiaries and any of their respective directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(gg)  the Company has made available to the Agent (including through the public availability of documents filed on EDGAR) true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or, to the knowledge of the Company, any family member or affiliate of any director or executive officer of the Company; and since December 31, 2005, the Company has not, directly or indirectly, including through any Subsidiaries: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or, to the knowledge of the Company, to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or, to the knowledge of the Company, any family member or affiliate of any director or executive officer, which loan was outstanding on the date of this Agreement;

(hh)  neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practice Act of 1977, as amended and the rules and regulations thereunder (the “FCPA”) and the Company has conducted its business in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(ii)  any statistical and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate;

(jj)  neither the Company nor the Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or the Subsidiaries (acting on behalf of the Company or the Subsidiaries) has made any payment of funds of the Company or the Subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus; and

(kk)  neither the Company nor the Subsidiaries nor, to the Company’s knowledge, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or would reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units, the Shares, the Warrants or the Warrant Shares in violation of applicable law.

In addition, any certificate signed by any officer of the Company and delivered to the Agent or counsel for the Agent in connection with the Closing shall be deemed to be a representation and warranty by the Company as to matters covered thereby, to the Agent.

4.  Certain Covenants of the Company. The Company hereby agrees:

(a)  to furnish such information as may be required and otherwise to cooperate in qualifying the Units, the Shares, the Warrants and the Warrant Shares for offering and sale by the Company under the securities or blue sky laws of such states or other jurisdictions as the Agent may designate and to maintain such qualifications in effect so long as the Agent may request for the distribution of the Units, provided that the Company shall not be required to qualify as a foreign corporation, to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Units, the Shares, the Warrants and the Warrant Shares by the Company) or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject; and to promptly advise the Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Units, the Shares, the Warrants or the Warrant Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b)  to make available to the Agent electronic copies of the Base Prospectus, any Preliminary Prospectus Supplement and the Prospectus (in each case as amended or supplemented if the Company shall have made any amendments or supplements thereto after the respective dates of such documents); to furnish the Agent, without charge, during the period beginning on the date hereof and ending on the later of the time of purchase or such date, as in the opinion of counsel for the Agent, the Prospectus Supplement is no longer required by law to be delivered in connection with sales by the Agent, as many copies of the Prospectus and any amendments and supplements thereto (including any Incorporated Documents) as the Agent may reasonably request;

(c)  if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the Units may be sold in the Offering, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and the Company will advise the Agent promptly and, if requested by the Agent, will confirm such advice in writing when the Registration Statement and any such post-effective amendment thereto has become effective;

(d)  to advise the Agent promptly, confirming such advice in writing, of any request by the Commission, made prior to the time of purchase, for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, made prior to the time of purchase, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order prior to the time of purchase suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise the Agent promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, made prior to the time of purchase, including by filing any documents that would be incorporated therein by reference, to provide the Agent and their counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing;

(e)  subject to Section 4(d) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required to be delivered in connection with the Offering;

(f)  to advise the Agent promptly of the happening of any event within the time during which a prospectus for the Offering is required to be delivered under the Act, which requires the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 4(d) hereof, to prepare and furnish, at the Company’s expense, to the Agent promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change; before amending the Registration Statement or supplementing any Preliminary Prospectus Supplement or the Prospectus in connection with the Offering (other than filings made by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act), the Company will furnish you with a copy of such proposed amendment or supplement and will not file such amendment or supplement to which you reasonably object;

(g)  for so long as a prospectus is required to be delivered under the Act in connection with the Offering, to comply with all the undertakings contained in the Registration Statement;

(h)  to apply the net proceeds from the sale of the Units in the manner set forth under the caption “Use of Proceeds” in the Prospectus;

(i)  without duplication, to reimburse the Agent for expenses in accordance with Section 5 of the Engagement Letter and to pay all of the costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Base Prospectus, each Preliminary Prospectus Supplement and Prospectus Supplement, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agent (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Units, the Shares, the Warrants and the Warrant Shares, including any stock or transfer taxes and stamp or similar duties payable by the Company upon the sale, issuance or delivery of such securities sold by the Company in the Offering, (iii) the producing, word processing and/or printing of this Agreement, any Purchase Agreements, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Agent and the Purchasers, (iv) the qualification of the Units, the Shares, the Warrants and the Warrant Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Agent) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Agent and to dealers, (v) any qualification of the Shares and the Warrant Shares for listing on AMEX and any registration thereof under the Exchange Act, (vi) the fees and disbursements of any transfer agent or registrar for the Units, the Shares, the Warrants and the Warrant Shares, (vii) the costs and expenses of the Company relating to any presentations or meetings undertaken in connection with the marketing of the offering and sale of the Units, and (viii) the performance of the Company’s other obligations hereunder;

(j)  until the completion of the distribution of the Units in the Offering, not to take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units, the Shares, the Warrants or the Warrant Shares;

(k)  the Company will timely, and in any event prior to the time of purchase, file this Agreement with the Commission on an appropriate form; and

(l)   other than Exempt Issuances, during the period of ninety (90) days from the date hereof, the Company will not, without the prior written consent of the Agent, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for the Common Stock, or file, or cause to be filed, any registration statement under the Act with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of shares of the Common Stock or other securities, in cash or otherwise. An “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business that the Company reasonably believes to be synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) securities as compensation for services, (e) securities in connection with Canadian flow-through financing, (f) securities in a firm commitment underwritten offering and (g) securities in connection with the severance of any employee.

5.  Conditions of Agent’s Obligations. The obligations of the Agent hereunder are subject to the accuracy in all material respects of the representations and warranties of the Company contained herein on the date hereof and at the time of purchase and the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)  the Company shall furnish to the Agent at the time of purchase an opinion of Davis Graham & Stubbs LLP, U.S. securities counsel for the Company, addressed to the Agent, and dated the time of purchase, in the form set forth on Exhibit B hereto;

(b)  the Company shall furnish to the Agent at the time of purchase an opinion of Lackowicz Shier & Hoffman, counsel for the Company, addressed to the Agent, and dated the time of purchase, in the form set forth on Exhibit C hereto;

(c)  the Agent shall have received from Deloitte & Touche LLP letters dated, respectively, the date of this Agreement and the time of purchase, and addressed to the Agent in the form and substance heretofore approved by, or otherwise satisfactory to, the Agent

(d)  no Prospectus or amendment or supplement to the Registration Statement or the Prospectus, including documents deemed to be incorporated by reference therein, shall have filed to which you reasonably object in writing;

(e)  prior to the time of purchase, (i) the Prospectus Supplement shall have been duly filed with the Commission in accordance with Rule 424(b), (ii) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act, (iii) no order preventing or suspending the use of the Prospectus Supplement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission, (iv) no order having the effect of ceasing or suspending the distribution of the Units or any other securities of the Company shall have been issued by the Commission or AMEX and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by the Commission or AMEX, (v) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (vi) the Prospectus and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading;

(f)  between the time of execution of this Agreement and the time of purchase, no material adverse change or any development involving a prospective material adverse change in business, properties, management, financial condition, operations or results of operation of the Company and the Subsidiaries, taken as a whole, shall occur or become known, which, in the sole judgment of the Agent, makes it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated by the Prospectus;

(g)  the Company shall have furnished to the Agent a certificate of the Company, signed by the principal financial or accounting officer of the Company, dated the date of the time of purchase, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that to the knowledge of such person after reasonable inquiry:

(1)
the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the time of purchase with the same effect as if made at the time of purchase and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the time of purchase,

(2)
the Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to such person’s knowledge, threatened, and

(3)
since the date of the most recent financial statements included or incorporated by reference in the Prospectus, except as disclosed in the Prospectus there has been no material adverse change or any development involving a prospective material adverse change in business, properties, management, financial condition, operations or results of operation of the Company or the Subsidiaries, taken as a whole;

(h)  the Company shall have furnished to you Lock-Up Agreements in form and substance as set forth on Exhibit D hereto, duly executed by R. David Russell, Melvyn Williams and Richard Nanna, except as expressly agreed to by you; and

(i)  the Company shall have furnished to you such other documents and certificates as the Agent may reasonably request.

6.  Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the Agent hereunder shall be subject to termination in the absolute discretion of the Agent if (x) any of the conditions specified in Section 5 have not been fulfilled as of 10:00 a.m. New York City time on the date specified in Section 2, or (y) since the time of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on AMEX; (ii) a suspension or material limitation in trading in the Company’s securities on AMEX; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Agent’ sole judgment makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (z) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or the Subsidiaries by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If the Agent elects to terminate this Agreement as provided in this Section 6, the Company shall be notified promptly in writing.

If the sale of the Units, as contemplated by this Agreement, is not carried out by the Agent for any reason permitted under this Agreement or if such sale is not carried out because of any refusal, inability or failure on the part of the Company to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(j) hereof), and the Agent shall not be under any obligation or liability to the Company or the other Agent under this Agreement. Under such circumstances, the Engagement Letter shall remain in full force and effect in accordance with its terms.

7.  Indemnity and Contribution.

(a)  The Company agrees to indemnify and hold harmless the Agent, the directors, officers, employees and agents of the Agent and each person who controls the Agent within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus Supplement or the Prospectus, or in any amendment thereof or supplement thereto, arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished to the Company by the Agent specifically for inclusion therein; provided, further, that with respect to any Preliminary Prospectus Supplement, the foregoing indemnity agreement shall not inure to the benefit of any indemnified party if the Company identified the untrue statement or omission to the Agent and copies of the corrected Prospectus were timely delivered by the Company. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)  The Agent agrees to indemnify and hold harmless the Company, as well as the respective directors, officers, employees and agents of the Company and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Agent, but only with reference to information furnished to the Company by the Agent specifically for inclusion in the documents referred to in the foregoing indemnity and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Agent may otherwise have.

(c)  Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph “(a)” or “(b)” above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph “(a)” or “(b)” above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an actual or reasonably likely conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based upon the advice of counsel that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided that the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions arising out of the same allegations be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Agent or the Company, as applicable, if more than one indemnified party seeks indemnification under paragraph (a) above. An indemnifying party will not, without the prior written consent of the indemnified parties covered thereby, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder by the indemnified parties covered thereby (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each such indemnified party from all liability arising out of such claim, action, suit or proceeding. No indemnifying party shall be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment if it would be otherwise obligated to do so hereunder.

(d)  In the event that the indemnity provided in paragraph “(a)” or “(b)” of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Agent severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and the Agent may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Agent on the other from the offering of the Units. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Agent severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Agent on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Agent shall be deemed to be equal to the total compensation of Agent as set forth in this Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Agent on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Agent agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph “(d),” (i) the Agent shall not be required to contribute any amount in excess of the amount of the placement agent fees actually received by Agent pursuant to this Agreement and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls the Agent within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Agent shall have the same rights to contribution as the Agent, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e)  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Agent set forth in or made in a certificate delivered pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Agent or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Units. The provisions of Sections 4(j) and 7 hereof shall survive the termination or cancellation of this Agreement.

8.  Information Furnished by the Agent. The statements set forth in the last paragraph relating to stabilization under the caption “Plan of Distribution” in the Prospectus Supplement constitute the only information furnished by or on behalf of the Agent as such information is referred to in Sections 3 and 7 hereof.

9.  Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and shall be delivered or sent by courier, hand delivery, mail, facsimile transmission or telegram and, if to the Agent, shall be sufficient in all respects if delivered or sent to Shoreline Pacific, LLC, 655 Montgomery Street, Suite 1000, San Francisco, CA 94111, Facsimile number (415) 399-1366, Attention: Harlan Kleiman; and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 5655 South Yosemite Street, Suite 200, Greenwood Village, Colorado 80111-3220, facsimile number (720) 482-0957, Attention: R. David Russell.

10.  Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of California. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

11.  Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of California located in the City and County of San Francisco or in the United States District Court for the Northern District of California located in the City and County of San Francisco, which courts shall have jurisdiction over the adjudication of such matters, and each of the Agent and the Company hereby consents to the jurisdiction of such courts and personal service with respect thereto. Each of the Agent and the Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim is brought by any third party against the Agent or any indemnified party. Each of the Agent and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of Agent and the Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Agent and may be enforced in any other courts to the jurisdiction of which either the Company or the Agent is or may be subject, by suit upon such judgment.

12.  Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Agent and the Company and to the extent provided in Section 7 hereof the controlling persons, partners, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a Purchaser) shall acquire or have any right under or by virtue of this Agreement.

13.  Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

14.  Successors and Assigns. This Agreement shall be binding upon the Agent and the Company and their successors and assigns and any successor or assign of the Company’s and the Agent’s business and/or assets.

15.  Engagement Letter. Except to the extent specifically stated herein, the Engagement Letter shall remain in full force and effect in accordance with its terms; provided, however, that to the extent any provision of this Agreement conflicts with, or addresses representations, warranties, rights or obligations also addressed by, the Engagement Letter (including without limitation, the separate letter agreement signed concurrently with the Engagement Letter and dated September 15, 2006 between the parties regarding indemnification), the provisions of this Agreement shall supersede the conflicting or duplicative provisions of the Engagement Letter solely with respect to the Offering. Except as provided in this Section 15, this Agreement constitutes the entire agreement of the parties hereto and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Agent.

If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Company and the Agent.

Very truly yours,

APOLLO GOLD CORPORATION

By:	/s/ Melvyn Williams
Name:
Title:

Accepted and agreed to as of the
date first above written

Shoreline Pacific, LLC

By:  /s/ Harlan P. Kleiman

Name:
Title:

Exhibit A

FORM OF PURCHASE AGREEMENT

Exhibit B

FORM OF OPINION OF DAVIS GRAHAM & STUBBS LLP

Exhibit C

FORM OF OPINION OF LACKOWICZ SHIER & HOFFMAN

Exhibit D

FORM OF LOCK-UP AGREEMENT

November __, 2006

Shoreline Pacific, LLC
655 Montgomery Street
San Francisco, CA 94111

Re: Proposed Public Offering by Apollo Gold Corporation

Dear Sirs:

The undersigned, a stockholder of Apollo Gold Corporation, a corporation incorporated under the laws of the Yukon Territory, Canada (the “Company”), understands that Shoreline Pacific, LLC (the “Agent”) propose to enter into an Agency Agreement (the “Agency Agreement”) with the Company relating to the proposed public offering by the Company (the “Offering”) of up to20,000,000 Units, each consisting of one share of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and a warrant to purchase one share of the Common Stock at an exercise price of $0.50 per share.

In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Agent that, during a period of 90 days from the date of the Agency Agreement, the undersigned will not, without the prior written consent of the Agent, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Agent, (x) as a bona fide gift or gifts or (y) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, in each case provided that (1) the Agent receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers. For purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Notwithstanding the foregoing, if: (1) during the last 17 days of the 90-day lock-up period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day lock-up period, the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Entity Name, if applicable

Signature

Print Name

Title, if applicable